Exhibit 5.1

MARTIN LIPTON

HERBERT M. WACHTELL

EDWARD D. HERLIHY

DANIEL A. NEFF

STEVEN A. ROSENBLUM

SCOTT K. CHARLES

JODI J. SCHWARTZ

ADAM O. EMMERICH

RALPH M. LEVENE

ROBIN PANOVKA

DAVID A. KATZ

ILENE KNABLE GOTTS

ANDREW J. NUSSBAUM

RACHELLE SILVERBERG

STEVEN A. COHEN

DEBORAH L. PAUL

DAVID C. KARP

RICHARD K. KIM

JOSHUA R. CAMMAKER

MARK GORDON

JEANNEMARIE O’BRIEN

STEPHEN R. DiPRIMA

NICHOLAS G. DEMMO

IGOR KIRMAN

JONATHAN M. MOSES

T. EIKO STANGE

WILLIAM SAVITT

GREGORY E. OSTLING

DAVID B. ANDERS

ADAM J. SHAPIRO

NELSON O. FITTS

JOSHUA M. HOLMES

DAMIAN G. DIDDEN

IAN BOCZKO

MATTHEW M. GUEST

DAVID E. KAHAN

DAVID K. LAM

BENJAMIN M. ROTH

JOSHUA A. FELTMAN

ELAINE P. GOLIN

EMIL A. KLEINHAUS

KARESSA L. CAIN

51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403-1000 FACSIMILE: (212) 403-2000

RONALD C. CHEN

BRADLEY R. WILSON

GRAHAM W. MELI

GREGORY E. PESSIN

CARRIE M. REILLY

MARK F. VEBLEN

SARAH K. EDDY

VICTOR GOLDFELD

RANDALL W. JACKSON

BRANDON C. PRICE

KEVIN S. SCHWARTZ

MICHAEL S. BENN

ALISON Z. PREISS

TIJANA J. DVORNIC

JENNA E. LEVINE

RYAN A. McLEOD

ANITHA REDDY

JOHN L. ROBINSON

STEVEN WINTER

EMILY D. JOHNSON

JACOB A. KLING

RAAJ S. NARAYAN

VIKTOR SAPEZHNIKOV

MICHAEL J. SCHOBEL

ELINA TETELBAUM

ERICA E. AHO

LAUREN M. KOFKE

RACHEL B. REISBERG

MARK A. STAGLIANO

CYNTHIA FERNANDEZ LUMERMANN

CHRISTINA C. MA

NOAH B. YAVITZ

BENJAMIN S. ARFA

NATHANIEL D. CULLERTON

ERIC M. FEINSTEIN

ADAM L. GOODMAN

STEVEN R. GREEN

MENG LU

GEORGE A. KATZ (1965–1989) JAMES H. FOGELSON (1967–1991) LEONARD M. ROSEN (1965–2014) OF COUNSEL

DAVID M. ADLERSTEIN

ANDREW R. BROWNSTEIN

WAYNE M. CARLIN

BEN M. GERMANA

SELWYN B. GOLDBERG

PETER C. HEIN

JB KELLY

JOSEPH D. LARSON

RICHARD G. MASON

PHILIP MINDLIN

THEODORE N. MIRVIS

DAVID S. NEILL

TREVOR S. NORWITZ

ERIC S. ROBINSON ERIC M. ROSOF JOHN F. SAVARESE MICHAEL J. SEGAL WON S. SHIN DAVID M. SILK ELLIOTT V. STEIN LEO E. STRINE, JR.* PAUL VIZCARRONDO, JR. JEFFREY M. WINTNER AMY R. WOLF MARC WOLINSKY
* ADMITTED IN DELAWARE COUNSEL
SUMITA AHUJA LOREN BRASWELL HEATHER D. CASTEEL FRANCO CASTELLI ANDREW J.H. CHEUNG PAMELA EHRENKRANZ ALINE R. FLODR KATHRYN GETTLES-ATWA LEDINA GOCAJ ADAM M. GOGOLAK ANGELA K. HERRING	MICHAEL W. HOLT DONGHWA KIM MARK A. KOENIG J. AUSTIN LYONS ALEXANDER S. MACKLER ALICIA C. McCARTHY JUSTIN R. ORR JOSEPH S. PAYNE NEIL M. SNYDER JEFFREY A. WATIKER

July 14, 2025

Southport Acquisition Corporation
268 Post Road, Suite 200
Fairfield, CT 06824

Re:  Registration Statement on Form S-4 (File No. 333-283151)

Ladies and Gentlemen:

We have acted as counsel to Southport Acquisition Corporation, a Delaware corporation (“SAC”), in connection with the Registration Statement (as defined below) relating to, among other things, the merger of Sigma Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of SAC (“Merger Sub”), with and into Angel Studios, Inc., a Delaware corporation (“ASI”), with ASI surviving the merger as a wholly owned subsidiary of SAC (the “Merger”), pursuant to the terms of the Agreement and Plan of Merger, dated as of September 11, 2024, by and among SAC, Merger Sub and ASI (as amended from time to time, the “Merger Agreement”). In connection with the Merger, SAC will be renamed “Angel Studios, Inc.” and the “Combined Company” refers to SAC, as so renamed, immediately after the effective time of the Merger (the “Effective Time”).

At the Effective Time, among other things:

(a)

each share of ASI common stock outstanding as of immediately prior to the Effective Time (other than (i) any shares of ASI common stock subject to ASI Options (as defined below), (ii) any shares of ASI common stock held in treasury by ASI, which treasury shares will be canceled as part of the Merger and (iii) any shares of ASI common stock held by stockholders of ASI who have perfected and not withdrawn a demand for appraisal rights pursuant to the applicable provisions of the Delaware General Corporation Law (the “DGCL”)), will be canceled and converted into the right to receive a number of shares of the Corresponding Class (as defined below) of Combined Company common stock equal to the quotient obtained by dividing (I) the Aggregate Merger Consideration (as defined below) by (II) the aggregate number of shares of ASI common stock issued and outstanding immediately prior to the Effective Time (other than any shares of ASI common stock held in treasury by ASI) (such quotient, the “Merger Consideration Per Fully Diluted Share”), with fractional shares rounded down to the nearest whole share (and no cash settlements shall be made in lieu of fractional shares eliminated by rounding); and

(b)

each option to purchase shares of ASI common stock (an “ASI Option”) outstanding as of immediately prior to the Effective Time will be converted into an option to purchase shares of the Corresponding Class (as defined below) of Combined Company common stock (“a “Combined Company Option”) on substantially the same terms and conditions as are in effect with respect to such ASI Option immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, except that such Combined Company Option will relate to the number of whole shares of the Corresponding Class of Combined Company common stock (rounded down to the nearest whole share) equal to (i) the number of shares of the applicable class of ASI common stock subject to such ASI Option multiplied by (ii) the Merger Consideration Per Fully Diluted Share; and the exercise price per share for each Combined Company Option will equal (I) the exercise price per share of the applicable ASI Option divided by (II) the Merger Consideration Per Fully Diluted Share (rounded up to the nearest full cent).

The “Aggregate Merger Consideration” is equal to the quotient obtained by dividing (i) the Base Purchase Price (as defined below) by (ii) $10.00. The “Base Purchase Price” is equal to the sum of (x) $1.5 billion (the pre-transaction equity value of ASI) plus (y) the aggregate gross proceeds of any financing entered into by ASI between the date of the Merger Agreement and the closing of the Merger (the “Closing”).

At the Effective Time, and subsequent to SAC’s filing of the proposed amendments to its governing documents described in the Registration Statement, the Combined Company will have a dual-class structure, with the Combined Company Class A common stock having one vote per share and the Combined Company Class B common stock having ten votes per share. “Corresponding Class” refers to: (i) for ASI Class A common stock, Combined Company Class A common stock; (ii) for ASI Class B common stock, Combined Company Class B common stock; (iii) for ASI Class C common stock, Combined Company Class A common stock; and (iv) for ASI Class F common stock, Combined Company Class B common stock.

Subject to approval by the holders of outstanding SAC public warrants as described in the Registration Statement, immediately prior to the Effective Time, each issued and outstanding SAC public warrant automatically will convert into 0.1 newly issued share of SAC Class A common stock, with any fractional entitlement being rounded down (the “Warrant Conversion”).

Additionally, each share of SAC Class B common stock issued and outstanding immediately prior to the Effective Time will be converted into shares of SAC Class A common stock on a one-for-one basis immediately prior to the Effective Time, and each share of SAC Class A common stock issued and outstanding as of immediately prior to the Effective Time (including the as-converted shares of SAC Class B common stock and the shares of SAC Class A common stock issued in connection with the Warrant Conversion) will remain outstanding and represent one share of Combined Company Class A common stock.

The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 106,847,997 shares of Combined Company Class A common stock and 88,286,561 shares of Combined Company Class B common stock to be issued by the Combined Company in the Merger as described above and in the Registration Statement (collectively, the “Combined Company Shares”).

This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)

the Registration Statement on Form S-4 (File No. 333-283151) of SAC, initially filed on November 12, 2024 with the U.S. Securities and Exchange Commission (the “Commission”), as amended by Amendment No. 1 thereto, filed on February 14, 2025, Amendment No. 2 thereto, filed on April 22, 2025, Amendment No. 3 thereto, filed on June 13, 2025, and Amendment No. 4 thereto, filed on July 14, 2025 (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”);

(b)	the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement, as amended by Amendment No. 1 thereto, filed as Exhibit 2.2 to the Registration Statement;
(c)

the Amended and Restated Certificate of Incorporation of SAC, filed as Exhibit 3.1 to the Registration Statement, as amended by the amendments thereto filed as Exhibits 3.2 through 3.4 to the Registration Statement;

(d)

the form of Amended and Restated Certificate of Incorporation of SAC to become effective as of the Effective Time, filed as Exhibit 3.6 to the Registration Statement (the “Certificate of Incorporation”);

(e)	the Amended and Restated By-Laws of SAC, filed as Exhibit 3.5 to the Registration Statement;
(f)	the form of Amended and Restated By-Laws of SAC to become effective as of the Effective Time, filed as Exhibit 3.7 to the Registration Statement (the “By-Laws”); and
(g)	the specimen Common Stock Certificate of the Combined Company, filed as Exhibit 4.6 to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of SAC and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of SAC and others and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In this opinion, we have relied, with your consent, upon oral and written representations of officers of SAC and certificates of officers of SAC and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of certified copies submitted to us with the original documents to which such certified copies relate and the legal capacity of all individuals executing any of the foregoing documents.

The opinions stated herein presume that:

(a)

the Certificate of Incorporation, in the form filed as Exhibit 3.6 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State and have become effective in accordance with Section 103 of the DGCL, that no other certificate or document has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of SAC with the Delaware Secretary of State and that SAC will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation;

(b)

the By-Laws, in the form attached as Exhibit 3.7 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the Effective Time; and

(c)

prior to the issuance of the Combined Company Shares: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the stockholders of SAC will have approved, among other things, the Merger Agreement, including the Certificate of Incorporation and the By-Laws; (iii) the stockholders of ASI will have approved, among other things, the Merger Agreement; and (iii) the Merger and the other transactions contemplated by the Merger Agreement to be consummated concurrent with or prior to the Merger will have been consummated.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Combined Company Shares, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will have been duly authorized by all requisite corporate action on the part of SAC under the DGCL and will be validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

We have not considered, and we express no opinion as to any law other than the DGCL (including the statutory provisions and reported judicial decisions interpreting the foregoing) as in effect on the date hereof.

We hereby consent to be named in the Registration Statement and in the related joint proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Combined Company Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz